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[McCUTCHEN LOGO]

                                                                     Exhibit 8.1


February 21, 1997



Zindart Limited
Flat C & D, 25/F Block 1
Tai Ping Industrial Centre
57 Ting Kok Road
Tai Po, N.T.
Hong Kong


                       REGISTRATION STATEMENT ON FORM F-1

Gentlemen:


        You have requested our opinion regarding certain United States federal income tax considerations in connection with the offering of American Depositary Shares representing Ordinary Shares of Zindart Limited, a Hong Kong corporation, pursuant to Registration Statement on Form F-1 (No. 333-17973) as filed with the Securities and Exchange Commission (the "Registration Statement").



        In our opinion, the discussions in the prospectus forming part of the Registration Statement (the "Prospectus") under the headings "TAXATION -- United States Federal Income Taxation" and "TAXATION -- Special United States Income Tax Considerations," fairly summarize the United States federal income tax considerations that are likely to be material to a beneficial owner of the American Depositary Shares or the Ordinary Shares, and are incorporated and adopted herein as our opinion.



        We are qualified to practice law only in the State of California, and we express no opinion on the law of any jurisdiction other than the laws of the State of California and the federal laws of the United States.


        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to the name of our firm therein and under the captions "TAXATION" and "LEGAL MATTERS" in the Prospectus, without thereby admitting that we are "experts" under the Act or the rules and regulations of the Commission thereunder for the purposes of any part of the Registration Statement.


                                        Very truly yours,

                                        McCUTCHEN, DOYLE, BROWN & ENERSEN, LLP


                                        By: /s/ Roger D. Ehlers
                                            --------------------------------
                                            A Member of the Firm


[McCUTCHEN LETTERHEAD]